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                                                                    EXHIBIT 21.1


                                                            JURISDICTION OF
SUBSIDIARIES OF AMM HOLDINGS, INC.                          INCORPORATION
                                                            -------------
Anchor Holdings, Inc.                                       Delaware
Moll Industries, Inc.                                       Delaware
Moll Industries, LLC                                        Delaware
Moll Plastics, LLC                                          Delaware
Moll Plastics SARL                                          France
Somomeca Industries SARL                                    France
              SAPI SARL                                     France
              SERIM SARL                                    France
              Somoplast Lorraine SARL                       France
              Somoplast SARL                                France
              2BI SARL                                      France
              Semip SARL                                    France
              SCI Bonnevalaise                              France
              IAC SARL                                      France
              SCI Terreau Brenot                            France
              Promolde LDA                                  Portugal
              Staphane SARL                                 France
Moll PlastiCrafters GmbH                                    Germany
              Hanning-Kunststoffe Beteiligungs - GmbH       Germany
Hanning-Kunststoffe GmbH & Co.                              Germany
              "PB" Hanning GmbH                             Germany
"PB" Hanning GmbH & Co. Handelsgesellschaft                 Germany
Moll Industries U.K., Limited                               United Kingdom
Cepillos De Matamaros S.A. de C.V.                          Mexico
Anchor Advanced Products Foreign Sales Corporation          Barbados